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                                                                     EXHIBIT 5.1



                                 August 1, 2002



IRIDEX Corporation
1212 Terra Bella Avenue
Mountain View, CA  94043

        RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 1, 2002 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act") of 300,000 additional shares of Common Stock available for issuance under your 1998 Stock Plan and 30,000 additional shares of Common Stock available for issuance under your 1995 Employee Stock Purchase Plan. Such shares of Common Stock are referred to herein as the "Shares," and such plans are referred to herein as the "Plans." As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

        It is our opinion that, upon the completion of the proceedings to be taken prior to issuance of the Shares pursuant to the Prospectus constituting part of and incorporated by reference into the Registration Statement on Form S-8 and upon completion of the proceedings to be taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Plans and the agreements which accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ WILSON SONSINI GOODRICH & ROSATI
                                            PROFESSIONAL CORPORATION